Heads of Agreement
                               ------------------

                              Dated March 21, 2007
                                 By and Between:
                    Maximum Awards Inc. (MAXW or the Company)
                                       And
                          Winterman Group Limited (WGL)
                                       And
                               Max Thomas (Thomas)
                                       And
                             Mike Sullivan(Sullivan)

Whereas MXAW is a Nevada Corporation publicly traded on the OTCBB under the symbol MXAW and is involved in the development of loyalty programs and the travel industry, and

Whereas WGL is an investment company which has invested approximately US$410,150 in MXAW, such investment loaned to MXAW under a note which was due and payable on 31 January 2007, and

Whereas Thomas is a director and controlling shareholder of MXAW, and

Whereas Sullivan is a director and substantial shareholder of MXAW

The above parties have agreed to undertake the following:

     1. Winterman agrees to convert its note held in MXAW amounting of approximately US$410,150 into common shares of MXAW, such conversion to occur at $0.10 per share ($1.50 after the reverse split announced October 2006).

     2. Simultaneously with 1 above, Thomas agrees to return all outstanding preferred shares (which represent 100% of the outstanding MXAW preferred shares) to MXAW treasury without compensation.

     3. Thomas and Sullivan , being the only directors of MXAW agree to undertake all steps to complete the 15:1 reverse split previously agreed to on October 21, 2006 and to take all steps to file the reverse split with the SEC and the NASD in a timely manner.

     4. Both Thomas and Sullivan agree to appoint a director nominated by WGL to the board of MXAW on signature of this agreement.

     5. Sullivan agrees to resign as a director of MXAW after the appointment of the WGL nominee to the board of MXAW.

     6. MXAW and WGL agree to file all required documentation under this agreement with the SEC.

     7. The issued outstanding share capital of MXAW after completion of this agreement will be 36,978,400 (2,465,227 after the 15:1 roll back announced October 2006).

     8. Thomas and Sullivan agree to complete the audit of the Australian subsidiaries for the year end December 31, 2006. Audit fees and any other related costs in this regard to be paid by MXAW.

     9. MXAW agree to effect a change in the stock transfer agent from Nevada Agency and Trust to a transfer agent designated by WGL.

     10. Thomas, Sullivan and WGL agree to issue common shares from MXAW treasury at market price to any party who provides cash to settle any of the debts listed on Schedule A or settle any other expenditure of the Company. Such stock issue to be issued under a stock subscription agreement at market price, less a discount of 25%. Stock to be issued under Rule 144.

     11. This agreement terminates all previous agreements between any of the parties.

Above terms and conditions are agreed between the parties.

Maximum Awards Inc.


By:                                       Witness
   ------------------------------                -------------------------------



Winterman Group Limited


By:                                       Witness
   ------------------------------                -------------------------------



                                          Witness
---------------------------------                -------------------------------
Max Thomas



                                          Witness
---------------------------------                -------------------------------
Mike Sullivan




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